Exhibit 3.1

State of Delaware Secretary of State Division of Corporations Delivered 09:16 AM 01/02/2009 FILED 09:07 AM 01/02/2009 SRV 090000205 - 4640442 FILE

CERTIFICATE OF INCORPORATION

OF

PEOPLESTRING CORPORATION

FIRST: The name of the Corporation is PeopleString Corporation.

SECOND: Its registered office is to be located at Suite 808, 1220 N. Market Street, Wilmington, DE 19801, County of New Castle. The registered agent is American Incorporators Ltd. whose address is the same as above.

THIRD: The nature of business and purpose of the organization is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Laws.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is two hundred fifty million (250000000). All such shares are to be with par value of 0.00001 and are to be of one class.

FIFTH: The name and address of the incorporator are as follows:

Stefanie Hernandez

Suite 808, 1220 N. Market Street

Wilmington, DE 19801

SIXTH: The powers of the undersigned incorporator will terminate upon filing of the certificate of incorporation. The name and mailing address of the person(s) who will serve as director(s) until the first annual meeting of the stockholders or until a successor(s) is elected and qualified are:

Darin Myman

3 Harding Rd.

Suite E

Red Bank, NJ 07701

SEVENTH: Each person who serves or has served as a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of loyalty to the corporation or its stockholders; (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under Section 174 of the General Corporation Laws of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit,

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this certificate, and do certify that the facts stated herein are true, and I have accordingly set my hand.

/s/ Stefanie Hernandez
Stefanie Hernandez
INCORPORATOR

State of Delaware Secretary of State Division of Corporations Delivered 04:23 PM 12/03/2013 FILED 04:23 PM 12/03/2013 SRV 131372576 - 4640442 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That, pursuant to the authority granted to directors to take action by unanimous written consent without a meeting pursuant to Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors of PEOPLESTRING CORPORATION duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

The total number of shares of stock which the corporation shall have authority to issue is one billion one hundred million (1,100,000,000) shares, consisting of (a) one billion (1,000,000,000) shares of Common Stock, par value $0.00001 per share (the "Common Stock") and (b) one hundred million (100,000,000) shares of Preferred Stock, par value $0.00001 per share (the "Preferred Stock").

The Preferred Stock may be divided into such a number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

SECOND: That thereafter, pursuant to resolution of its Board of Directors and as required by statute, the necessary number of stockholders of said corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware did consent in writing in lieu of meeting in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 27th day of November 2013.

By:	/s/ Jerome Kaiser
Title:	CEO
Name:	Jerome Kaiser
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State of Delaware Secretary of State Division of corporations Delivered 05:06 PM 12/23/2013 FILED 05:06 PM 12/23/2013 SRV 131469539 - 4640442 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That, pursuant to the authority granted to directors .to take action by unanimous written consent without a meeting pursuant to Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors of PEOPLESTRING CORPORATION duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

The name of the Corporation is Vape Holdings, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors and as required by statute, the necessary number of stockholders of said corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware did consent in writing in lieu of meeting in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 23rd day of December 2013.

By:	/s/ Jerome Kaiser
Title:	CEO
Name:	Jerome Kaiser
Print or Type

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